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                                                                    EXHIBIT 20.1


                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Bonds
                                  Series 1998-2

                             Statement To Bondholder

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
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                                                     DISTRIBUTIONS IN DOLLARS

                               PRIOR                                                          CUMULATIVE                CURRENT
            ORIGINAL         PRINCIPAL                                              REALIZED   REALIZED   DEFERRED     PRINCIPAL
  CLASS    FACE VALUE         BALANCE       INTEREST      PRINCIPAL      TOTAL       LOSSES     LOSSES    INTEREST      BALANCE
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   A-1    115,000,000.00  112,808,629.86    542,774.02  1,376,510.70  1,919,284.72    0.00       0.00       0.00     111,432,119.16
   A-2    200,000,000.00  196,188,921.50    925,970.84  2,393,931.64  3,319,902.48    0.00       0.00       0.00     193,794,989.86

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TOTALS    315,000,000.00  308,997,551.36  1,468,744.86  3,770,442.34  5,239,187.20    0.00       0.00       0.00     305,227,109.02
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
Maximum Bond Interest Rate                                                                                         13.00000%
Available Funds Interest Rate                                                                                       7.59798%
Bond Interest Rate                                                                                                  5.77375%
Guaranteed Interest Payment                                                                                  $ 1,192,288.03




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                 FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                    PASS-THROUGH
                                                                                                      RATES
                          PRIOR                                              CURRENT
                        PRINCIPAL                                           PRINCIPAL
  CLASS      CUSIP       BALANCE       INTEREST      PRINCIPAL     TOTAL     BALANCE         CURRENT             NEXT
-----------------------------------------------------------------------------------------------------------------------------

   A-1     66987XAB1      980.94       4.719774      11.969658    16.689432   968.97        5.773750%          5.399380%
   A-2     66987XAC9      980.94       4.629854      11.969658    16.599512   968.97        5.663750%          5.289380%


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
Seller:                        NovaStar Financial, Inc.
Servicer:                    NovaStar Mortgage Corporation
Record Date:                        October 31, 1998
Distribution Date:                  October 26, 1998
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                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Bonds
                                  Series 1998-2

                             Statement To Bondholder

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Distribution Date:           October 26, 1998
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Aggregate Collections From the Mortgage Loans
----------------------------------------------------------------------------------------------

Total Collection on Pool                                                         5,386,895.05
Total Servicer Advances                                                                  0.00
Total Compensating Interest                                                              0.00
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Available Funds Cap Carry-Forward Amount                                                                              0.00
Aggregate Unpaid Available Funds Cap Carry-Forward Amount                                                             0.00

Current Period Insured Payments Paid by Insurer                                                                       0.00
Aggregate Unreimbursed Insured Amounts Payable to Insurer                                                             0.00

Aggregate Beginning Principal Balance of Mortgage Loans                                                     270,297,429.33
Aggregate Ending Principal Balance of Mortgage Loans                                                        267,578,859.15

Required Subordination Amount                                                                                11,970,000.00
Current Subordination Amount                                                                                  4,991,279.18
Subordination Increase Amount                                                                                   800,847.56
Subordination Reduction Amount                                                                                        0.00
Net Monthly Excess Cashflow                                                                                           0.00
Unpaid Accrued Interest                                                                                               0.00
Current Realized Loss on Mortgage Loans                                                                               0.00
Aggregate Realized Loss on Mortgage Loans                                                                             0.00

Weighted Average Net Mortgage Rate                                                                             9.38588580%


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DELINQUENCY             DELINQUENT        DELINQUENT        DELINQUENT         LOANS IN             REO
INFORMATION             30-59 DAYS        60-89 DAYS        90 + DAYS         FORECLOSURE        PROPERTY
--------------------------------------------------------------------------------------------------------------

PRINCIPAL BALANCE      7,293,985.55      1,457,039.48     1,060,999.79        2,194,780.64         0.00
NUMBER OF LOANS                  70                18               11                  23            0
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-----------------------------------------------------------------
REPURCHASE                       Current          Cumulative
INFORMATION                       Period            History
-----------------------------------------------------------------

PRINCIPAL BALANCE                    0.00              0.00
NUMBER OF LOANS                         0                 0
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Cumulative Loss Percentage                                                                                         0.00000%
Delinquency Percentage                                                                                             0.39652%
Rolling Delinquency Percentage                                                                                     0.19501%

Prepayment Interest Shortfalls                                                                                         0.00
Relief Act Shortfalls                                                                                                  0.00




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                                                                                                                        Page 2 of 2
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